                                 BRIAN L. BROGAN
                                 Attorney At Law
                        4500 Main Street, P.O. Box 418210
                        Kansas City, Missouri 64141-9210
                             Telephone (816)340-7276
                            Telecopier (816)340-4964

September 1, 1999

American Century Mutual Funds, Inc.
American Century Tower
4500 Main Street
Kansas City, Missouri  64111

Ladies and Gentlemen:

         As counsel to American Century Mutual Funds, Inc., I am generally familiar with its affairs. Based upon this familiarity, and upon the examination of such documents as I have deemed relevant, it is my opinion that the shares of the Corporation described in Post-Effective Amendment No. 85 to its Registration
Statement on Form N-1A to be filed with the Securities and Exchange Commission on or about September 1, 1999, will, when issued, be validly issued, fully paid and nonassessable.

         For the record, it should be stated that I am an employee of American
Century Services Corporation, an affiliated corporation of American Century
Investment Management, Inc., the investment advisor of American Century Mutual
Funds, Inc.

         I hereby consent to the use of this opinion as an exhibit to
Post-Effective Amendment No. 85.

                             Sincerely,

                             /s/Brian L. Brogan
                             Brian L. Brogan